April 29, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	NaturalNano, Inc.
Commission File # 000-49901

Ladies and Gentlemen:

We have read the statements made by NaturalNano, Inc. included under Item 4.01 of its Form 8-K filed on April 29, 2008, and we agree with such statements concerning our firm.

Very truly yours,

McGladrey & Pullen, LLP

McGladrey & Pullen, LLP